Exhibit 4

CONTROL PERSONS AND EXECUTIVE OFFICERS OF REPORTING PERSONS

The name, business address, country of citizenship, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and other control persons of the Reporting Persons are set forth below:

Eni S.p.A.

Name	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Principal Business and Address of Organization in which Principal Occupation is Conducted

SENIOR MANAGEMENT
Claudio Descalzi	Italy	Chief Executive Officer	Chief Executive Officer of Eni	1, piazzale Enrico Mattei - 00144 Roma - Italy
Guido Brusco	Italy	Global Natural Resources Chief Operating Officer and General Manager	Global Natural Resources Chief Operating Officer and General Manager	1, piazzale Enrico Mattei - 00144 Roma - Italy
Francesco Gattei	Italy	Chief Transition & Financial Officer, Chief Operating Officer and General Manager	Chief Transition & Financial Officer, Chief Operating Officer and General Manager	1, piazzale Enrico Mattei - 00144 Roma - Italy
Giuseppe Ricci	Italy	Industrial Transformation Chief Operating Officer	Industrial Transformation Chief Operating Officer	1, piazzale Enrico Mattei - 00144 Roma - Italy
Gianfranco Cariola	Italy	Internal Audit Director	Internal Audit Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Grazia Fimiani	Italy	Integrated Risk Management Director	Integrated Risk Management Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Luca Franceschini	Italy	Integrated Compliance Director and Board Secretary and Board Counsel	Integrated Compliance Director and Board Secretary and Board Counsel	1, piazzale Enrico Mattei - 00144 Roma - Italy
Claudio Granata	Italy	Director Stakeholder Relations & Services	Director Stakeholder Relations & Services	1, piazzale Enrico Mattei - 00144 Roma - Italy
Erika Mandraffino	Italy	External Communication Director	External Communication Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Lapo Pistelli	Italy	Public Affairs Director	Public Affairs Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Stefano Speroni	Italy	Legal Affairs & Commercial Negotiation Director	Legal Affairs & Commercial Negotiation Director	1, piazzale Enrico Mattei - 00144 Roma - Italy

Name	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Principal Business and Address of Organization in which Principal Occupation is Conducted
Roberto Ulissi	Italy	Corporate Affairs and Governance Director	Corporate Affairs and Governance Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Lorenzo Fiorillo	Italy	Technology, R&D & Digital Director	Technology, R&D & Digital Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
BOARD OF DIRECTORS
Giuseppina Di Foggia	Italy	Chairman	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Claudio Descalzi	Italy	CEO	Chief Executive Officer of Eni	1, piazzale Enrico Mattei - 00144 Roma - Italy
Stefano Cappiello	Italy	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Carolyn Adele Dittmeier	Italy/United States	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Benedetta Fiorini	Italy	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Emma Marcegaglia	Italy	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Matteo Petrella	Italy	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Cristina Sgubin	Italy	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy
Raphael Louis L. Vermeir	Belgium	Director	Director	1, piazzale Enrico Mattei - 00144 Roma - Italy

CUSIP No. 66979W842	Schedule 13D

 Eni International B.V.

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted

SENIOR MANAGEMENT
Marco Bollini	Italy	Proxyholder	Manager	Eni International B.V.
Fabio Antonio Cimino	Italy	Finance and Control Manager	Manager	Eni International B.V.
BOARD OF DIRECTORS
Francesco Esposito	Italy	Chairman	Head of Accounting and Financial Statements of Eni S.p.A.	Eni S.p.A. 1, piazzale Enrico Mattei - 00144 Roma - Italy
Marco Bollini	Italy	Managing Director	Managing Director and Proxyholder	Eni International B.V., Strawinskylaan 1163, 1077XX Amsterdam - The Netherlands
Francesca Zarri	Italy	Director	Head of Italian Region of Eni S.p.A.	Eni S.p.A. 1, piazzale Enrico Mattei - 00144 Roma - Italy
Seger Hoytink	The Netherlands	Director	Head of Kazakhstan Region of Eni S.p.A.	Eni S.p.A. 1, piazzale Enrico Mattei - 00144 Roma - Italy